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                                                                    Exhibit 10.6

                                                       Groupe SET International
                                                       (A Xerox Company)
                                                       ZI de Villemilan
                                                       2 Boulevard Arago
                                                       91320 Wissous
                                                       France

Accent Color Sciences Inc
800 Connecticut Boulevard
East Hartford
CT 06108
USA

For the attention of Chuck Buchheit

21st July 1999

RE: VARIATIONS TO AGREEMENT BETWEEN ACS AND SET DATED 27TH AUGUST 1997 ("ACS CONTRACT")

Dear Chuck

Following our discussions and negotiations over the past weeks, concluding with our telephone conversation last Thursday, I should like to confirm the terms under which our respective companies will do business in future. I have done this by way of reference to the above agreement which covered the sale of ACS's TrueColor System Product to SET.

In addition I have dealt with two other matters. Firstly, the agreement by which SET shall return the 41W system to you. Secondly, the agreement to modify forthwith the second agreement, also dated 27th August 1997, which covered the sale of SET's CES product to ACS ("SET Agreement").

1.  TERMS OF NEW BUSINESS

Save where indicated below the obligations of ACS and SET shall be as set out in the ACS Contract and references are to clauses in that agreement. If there is any conflict between the terms as set out below and those contained in the ACS Contract the terms here take precedence.

These Terms apply to the following ACS products: 1A (current design), and VE (both pre-production and production models). They also refer to five exhibits:

I        VE System Acceptance Test Plan
II       1A Machine Change List
III      RMA Procedure
IV       QA Inspection Procedure
V        VE System Specification

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Save for Exhibit IV, the Parties agree to use their best efforts to conclude their agreement of the Exhibits on or by 6th August 1999. If for any reason agreement cannot be reached by this date then SET reserves the right to cancel its purchase order for the [*] VE systems without liability to ACS. Following agreement of the Exhibits they shall be initialled and dated by the parties and incorporated into this Agreement. Exhibit IV shall be agreed by January 2000.

II. PRODUCT DEVELOPMENT

VE Product

SET's performance and reliability requirements for the VE product and the schedule for acceptance testing is more fully described in the Acceptance Test Plan at Exhibit I (sent to you under separate cover). SET has purchased [*] pre-production VE systems for development and testing purposes. The parties agree that the three systems shall be deployed and supported as follows:

-    VE System #1

     To be located at ACS' premises in East Hartford and fully supported by ACS at ACS' expense. SET shall ship to East Hartford a 3057 printer with pre- and post-processing equipment (e.g. an unwinder and either a folding table or cutter, to be agreed between SET and ACS prior to shipment), together with SET's CES software (collectively known as the "SET Product") in accordance with the agreed timetable in Exhibit I. SET shall, via Xerox' PSSU, provide engineering support and all supplies and consumables, except paper, for the SET Product at its expense. ACS shall supply all paper. All of the equipment (SET Product and VE System #1) will remain the property of SET and shall be delivered up to SET upon request.

     If SET requests that the equipment be located off of ACS' premises then ACS shall provide support for VE System #1 but at its usual rates.

-    VE System #2

     Location to be in Europe and advised by SET. Without charge to SET, ACS shall install VE#2 and provide on-site support to SET until such time as there has been a satisfactory handover to SET, such period of support not to exceed five (5) working days. "Satisfactory handover" means that ACS has used its reasonable efforts to demonstrate to SET that VE#2 meets the specification more fully described in Exhibit V, and transferred sufficient documentation, knowledge and skills to SET as is necessary to enable SET personnel who are reasonably familiar with ACS's M2000 product to perform tests in accordance with Exhibit I. Following handover clause 9.2 of the ACS Contract shall apply.



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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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     -    VE System #3

          To be located at the premises of a customer of SET's in Europe: ACS to be advised of location. Without charge to SET or to the customer, ACS shall install VE#3 and provide on-site support until such time as there has been a satisfactory handover to SET. "Satisfactory handover" is as defined above save that an additional pre-condition is that the customer must formally sign off that it is satisfied with the installation of the VE system. Following handover clause 9.2 of the ACS Contract shall apply.

          SET agrees to waive the requirement for ACS to supply a declaration of conformity with EEC Directives, in accordance with section A of
          Exhibit I, prior to shipment of VE System #3 to the customer.

Reviews: The parties shall perform periodic reviews of their progress against the agreed timetable as set out in Exhibit I using a combination of telephone calls to each other and face-to-face meetings, to be agreed by the parties.

III. PURCHASE AND SALE OF PRODUCTS FOLLOWING DEVELOPMENT

1A (M2000HC) Product

ACS shall provide to SET such support as described below to ensure the saleability before the end of 1999 of the [*] 1A systems already purchased by SET. Specifically, ACS shall

i) close all items on the 1A Machine Change List (attached as Exhibit II) which are outstanding on the date of execution of this Variation; and

ii) provide technical support by telephone in accordance with clause 9.2 of the ACS Contract.

Items which are added to the 1A Machine Change List following execution of this Variation shall be addressed according to a timetable to be agreed by the parties.

The parties acknowledge and confirm that the terms of the ACS Contract apply to SET's purchase of these systems, in particular ACS confirms that it shall continue after 1999 to support the systems and supply spares and consumables in accordance with the terms of the ACS Contract.

VE Product

-    Prices, Ordering, Payment: [*]

- Cancellation: Provided that ACS meets the requirements and timetable set out in Exhibit I SET shall not cancel its order for [*] of the VE systems.

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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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     Save as set out above, SET may cancel any portion of the remainder of the
     1999 Purchase Order, without cause, and with the following liability, if a written notice (facsimile is acceptable) of such cancellation is given by SET at least [*] days prior to the scheduled delivery date. [*] Upon receipt of notice of cancellation, ACS shall make every reasonable effort to cancel commitments for, resell or divert materials and work-in-progress. If requested by SET, ACS shall Deliver to Set the materials and work-in-progress paid for by SET as a result of the cancellation of the remainder of the 1999 Purchase Order or any portion thereof.

     ACS's failure to complete all aspects of the Acceptance Test Plan (Exhibit
     I) by the agreed deadline of 22nd March 2000 shall give to SET the right to cancel the 1999 Purchase Order in its entirety without liability provided that notice of cancellation is prompt and in writing.

- Delivery Schedule: ACS shall deliver the systems to SET at the rate of [*] systems per month, the first delivery to be in March 2000, unless instructed otherwise by SET in writing.

- Inspection: Within a reasonable period following its arrival at SET's premises, SET shall inspect each system according to a QA procedure to be agreed by the Parties by January 2000. The agreed procedure, which shall be based upon suggestions made by Jean Luc Laurent and Michel Lemoine, shall be documented by the parties and incorporated into this agreement as
     Exhibit IV. In the event that a system fails such QA procedure ACS may, at its discretion, either send an engineer from the United States to inspect the system or recall the system to the United States at its expense to investigate the cause of non-compliance. If upon investigation by ACS the system is found to be to the agreed specification then ACS' costs shall be shared between the parties equally.

- Support: Unless agreed otherwise, ACS shall install [*] VE systems and provide on-site support until such time as there has been a satisfactory handover to SET. "Satisfactory handover" shall be as defined above. ACS agrees to meet the "out of pocket" expenses of its personnel i.e. travel, accommodation and subsistence, up to a cumulative total of [*], beyond which SET agrees to reimburse ACS for all reasonable "out-of-pocket" expenses upon production of receipts.

     ACS shall provide on-site technical and marketing support as requested in writing by SET at ACS's usual rates. SET shall reimburse to ACS all reasonable expenses for travel upon production of receipts. If requested by SET in writing ACS shall perform sample generation support without charge on the following conditions:

     i) the SET Product and VE#1 system remain installed and operational in E Hartford and

     ii)  development and support activities take priority and

     iii) SET pays for the ink.

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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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     ACS has the right to refuse to perform sample generation without charge if the request has above average resource/cost implications for ACS.

- Training: ACS shall, at its expense, provide formal "train the trainer" training for up to ten (10) SET and/or Xerox engineers at a location to be decided by SET. Class sizes are restricted to five (5) attendees. In the event that the training is at ACS' premises in the US, SET shall meet its attendees' expenses; else if it is in Europe then ACS will meet the expenses of its own personnel. ACS agrees to provide future training classes upon SET's request, the charges for which will be agreed beforehand (Chuck/Fred, please let me have your current charges). SET agrees to give ACS at least 30 days notice of its requirement for training.

In addition the following shall apply to all ACS Products:

8.1 Express Warranties

ACS warrants that its Products are Year 2000 compliant and thus shall be able to accurately process date data (including but not limited to, calculating, comparing and sequencing from, into and between the twentieth and twenty-first centuries, including leap year calculations.

Abnormal Frequent Failures

The parties agree to list those parts that have seen abnormal frequent failures by March 2000. The parties agree to follow the procedure known as the "RMA procedure" and more fully described in Michel Lemoine's note dated 2nd June 1999 (as updated) and extracted and attached as Exhibit III.

8.3  Mandatory Retrofits

This clause is varied such that ACS shall bear the cost of installation. In addition, ACS to decide whether to implement the retrofit themselves or to compensate SET; if SET perform retrofit the parties will agree on SET's rates and on a cap to SET's total cost beforehand and SET's costs will be auditable by ACS.

19.1     Accent Color Indemnity

This clause is varied such that the indemnity extends to infringements of any patent recognized in Germany, Italy and Spain. ACS shall so indemnify all VE systems delivered to SET from March 2000.

2.   RETURN OF 41W WITHOUT LIABILITY

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With respect to the 41W system that SET has in its possession SET agrees to return this to ACS by the end of 1999 at SET's expense. ACS shall not charge SET for the system or hold SET liable in any way for any damage to the system or loss to ACS. Notwithstanding the foregoing, ACS shall charge SET for the costs of replacing any missing parts on the 41W.

3. VARIATION TO THE SECOND PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT ("SET AGREEMENT")

The parties agree to vary the above agreement dated 27th August 1997 between SET and ACS under which SET agreed to sell to ACS its CES Product without liability in the following manner:

SET shall have the right to refuse to supply its CES product to ACS if in the opinion of either SET and/or Xerox ACS intends to supply CES to a competitor of SET and/or Xerox, save that SET shall lose this right if it has not purchased and received into Europe any ACS product, excluding spares or ink, in the 12 months preceding ACS's order for CES. For the avoidance of doubt, "Xerox" shall mean Xerox Corporation, Xerox Limited or any associate or subsidiary company of Xerox Corporation.

Please execute both copies of this letter where indicated below acknowledging your agreement to the above.

Yours sincerely






Jerry Luckett
Managing Director
SET Electronique S.A.

We, Accent Color Sciences Inc., hereby acknowledge and agree to the terms set out in this letter.

Signed



Name:
Title:
Date:

Exhibit  I        VE System Acceptance Test Plan
[*]
Exhibit II        1A Machine Change List


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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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[*]
Exhibit III       RMA Procedure

Subject: EXHIBIT III - WARRANTY PARTS REPLACEMENT PROCEDURE FOR CONTRACT
         AMENDMENT


Warranty, In-warranty parts replacement procedure, and Emergency Part Request procedure:

-    WARRANTY

-    Inspection clause:

     - Upon receipt, a new machine will undergo a QC acceptance inspection (see Exhibit IV) and then run 5000 feet in Belgium. At the conclusion of this inspection SET will send a QC report to ACS. The report will be discussed as part of the weekly call and both parties will agree on closure that the machine has passed inspection.

     -    40WH is only machine that has not passed SET inspection.

-    Abnormally Frequent Failure clause:

     - Both parties will agree on a list of parts that have seen abnormally frequent failures. Any parts on this list will be considered under warranty until they are removed from the list.

     - Parts will be removed from the list based upon EC and field kit acceptance by SET.

     - Other parts may be added to the list based upon the abnormally frequent failures criteria set forth in the contract.

     - Any other part failures on a machine, after it has passed inspection, will be considered out of warranty. This includes early life failures of parts not on the abnormal failure list.

-         IN-WARRANTY PARTS REPLACEMENT PROCEDURE

     1. If a part has failed and is considered by SET to be in-warranty (see above), SET faxes an RMA request to ACS to return the failed part. RMA request includes:

          -    SET request # (for reference until ACS sends an actual RMA #)

          -    Part # to be returned (if printhead, the printhead serial #)

          -    Description of problem

          -    Printer serial #

          -    Point of contact to clarify questions

     2. ACS determines expected ship date (based upon request date & part availability)

     3. ACS emails RMA with planned ship date "and SET reference number" to SET (address needed!).

     4. If ACS Tech Support closes out an RMA because of direct action on their part, they will notify ACS Materials group to close out the RMA.

     5. SET generates a separate purchase order for the full value of the part. Included on the purchase order is:

          -    Full price of the part

          - Requested ship date based on ACS expected ship date - discrepancies will be escalated to ACS and SET management

          -    Ship To information

     6. ACS sends the part to SET - sent UPS Ground International - at ACS expense - referencing the PO (if SET requires expedited shipment, ACS will send the part UPS Red International - but at SET expense).

     7. ACS issues an invoice to SET against the purchase order for the full value of the part at time of shipment.

     8. Upon receipt of the replacement part, SET will return the failed part to ACS within 45 days; shipping charges are at ACS expense.

a) If part failure is determined to be covered by warranty, ACS will issue full credit to SET for the value of the part, cancelling out the open invoice issued above.

b) If part failure is determined by ACS to be out of warranty, ACS' invoice for the replacement part will remain and no credit will be issued. At SET's request, ACS can return the failed parts to SET, at SET expense.

-        EMERGENCY PARTS PROCESS
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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     1.   "When a part fails that is not in SET inventory - EMERGENCY PART
          REQUEST PROCESS - get part out within 24 to 48 hours - based upon availability.

     2. SET generates a part request, by fax, with a PO# on it (viewed as an emergency PO - with normal price for the part on it) and sends to ACS.

     3. ACS sends a confirmation to SET, by fax, with expected part availability.

     4. ACS ships the part out. SET is responsible for all shipping and handling charges (It is understood that this is an expedited part request - emergency)

     5. If it is an "EMERGENCY - EMERGENCY" - for example on the weekend - a call is made to 001-860-610-4040 and information will be left with the answering service of who and where ACS can call to get accurate information. The answering service will contact ACS, ACS will call SET to confirm the requirements. ACS will then take appropriate action.

Exhibit IV        QA Inspection Procedure

     Exhibit IV shall be agreed by January 2000

Exhibit V         VE System Specification
[*]

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[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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